UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2021

TIFFANY & CO.

(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, NY 10010

(Address of principle executive offices and zip code)

Registrant’s telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TIF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by that certain Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”), dated as of October 28, 2020, by and among Tiffany & Co. (“Registrant”), LVMH Moët Hennessy-Louis Vuitton SE, a societas Europaea (European company) organized under the laws of France (“LVMH”), Breakfast Holdings Acquisition Corp., a Delaware corporation and a wholly owned indirect subsidiary of LVMH (“Holding”) and Breakfast Acquisition Corp., a Delaware corporation and a wholly owned direct subsidiary of Holding (“Merger Sub”). Pursuant to the Amended Merger Agreement, Merger Sub merged with and into Registrant (the “Merger”), with Registrant continuing as the surviving company in the Merger and a wholly owned indirect subsidiary of LVMH (the “Surviving Corporation”).

Subject to the terms and conditions set forth in the Amended Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, $0.01 par value, of Registrant (“Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock owned by Registrant, LVMH or any of their respective wholly owned subsidiaries, and shares of Common Stock owned by stockholders of Registrant who have properly demanded and not withdrawn a demand for appraisal rights under Delaware law) was converted into the right to receive $131.50 in cash, without interest and less any required tax withholding (the “Per Share Merger Consideration”).

Prior to the Effective Time, Registrant’s executive officers and employees held various types of compensatory awards with respect to the Common Stock and Registrant’s non-employee directors held awards of restricted shares and stock options. The Amended Merger Agreement provided for the treatment with respect to such awards. For additional information regarding the Amended Merger Agreement’s treatment of these compensatory awards, please see Registrant’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on November 27, 2020, which is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the completion of the Merger, all outstanding obligations in respect of principal, interest and fees under that certain Five Year Credit Agreement, dated as of October 25, 2018, by and among Registrant and each other subsidiary of Registrant that is a borrower and is a signatory thereto and MUFG Bank Ltd., as Administrative Agent, and various lenders party thereto (the “Credit Agreement”), were repaid and, on January 7, 2021, all commitments under the Credit Agreement were terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The description contained under the Introductory Note above is hereby incorporated by reference in its entirety into this Item 2.01.

The description of the effects of the Amended Merger Agreement and the transactions contemplated by the Amended Merger Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Amended Merger Agreement, which was filed as Exhibit 2.1 to Registrant’s Current Report on Form 8-K, filed with the SEC on October 29, 2020 and which is incorporated herein by reference.

The Merger has received all regulatory approvals required under the Merger Agreement for the completion of the Merger, including in the United States, the European Union, Australia, Canada, China, Japan, Mexico, Russia, South Korea and Taiwan. The Merger is still under review by the competition authority in the Kingdom of Saudi Arabia.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

On January 7, 2021, in connection with the completion of the Merger, Registrant notified The New York Stock Exchange (“NYSE”) of the completion of the Merger and requested that NYSE delist the Common Stock and file with the SEC a notification of removal from listing on Form 25 to report that the Common Stock will no longer be listed on NYSE. Trading of the Common Stock on NYSE was suspended prior to the opening of trading on January 7, 2021.

Registrant intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting (i) the termination of Registrant’s registration and reporting obligations under Section 12 of the Exchange Act with respect to the Common Stock and (ii) the suspension of Registrant’s reporting obligations under Section 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note and under Items 2.01, 3.01, 5.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

In connection with the Merger and at the Effective Time, holders of the Common Stock immediately prior to such time ceased to have any rights as stockholders in the Company (other than their right to receive the Per Share Merger Consideration pursuant to the terms of the Amended Merger Agreement).

Item 5.01.	Changes in Control of Registrant.

The information set forth under the Introductory Note and under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the completion of the Merger and at the Effective Time, a change of control of Registrant occurred, Merger Sub has been merged with and into Registrant, with Registrant continuing as the Surviving Corporation, and Registrant has become a wholly owned indirect subsidiary of LVMH.

On November 25, 2019, LVMH notified Registrant that LVMH entered into the facilities agreement, dated as of November 25, 2019, with, among others, Citigroup Global Markets Limited, as coordinator, and Citibank Group plc, UK Branch, as agent, which provides for a $8,500,000,000 bridge loan facility, a $5,750,000,000 364-day revolving credit facility and a €2,500,000,000 revolving credit facility. On February 11, 2020 and April 7, 2020, LVMH completed eight bond issuances totaling approximately €10,700,000,000 (the “bonds”), following which the $8,500,000,000 bridge loan facility was terminated. Proceeds of the 364-day revolving credit facility, the revolving credit facility, the bonds and other sources may be used for the payment of the merger consideration and fees and expenses in connection with the Merger.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Amended Merger Agreement, and effective as of the Effective Time, each member of the board of directors of Registrant (the “Board”) resigned from the Board. The members of the Board immediately prior to the Effective Time were Alessandro Bogliolo, Rose Marie Bravo, Hafize Gaye Erkan, Roger N. Farah, Jane Hertzmark Hudis, Abby F. Kohnstamm, James E. Lillie, William A. Shutzer, Robert S. Singer and Annie Young-Scrivner.

From and after the Effective Time, until the earlier of their death, resignation, incapacity or removal or until successors are duly elected or appointed and qualified, (i) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) except as noted in the following paragraph, the officers of Registrant immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

On January 6, 2021, Mark J. Erceg announced that he would be leaving as Chief Financial Officer of Registrant, effective as of immediately after the Effective Time, and on January 7, 2021, Alessandro Bogliolo announced that he would be leaving as Chief Executive Officer of Registrant, effective as of immediately after the Effective Time, and Daniella Vitale announced that she would be leaving as Executive Vice President and Chief Brand

Officer of Registrant on January 15, 2021. Also on January 7, 2021, the board of directors of the Surviving Corporation appointed Anthony Ledru as President and Chief Executive Officer of the Surviving Corporation, Alexandre Arnault as Executive Vice President, Product and Communications, of the Surviving Corporation, and Michael Burke became Chairman of the Board of the Surviving Corporation.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, Registrant’s Restated Certificate of Incorporation (as last restated on May 16, 1996, and subsequently amended on May 20, 1999 and May 18, 2000) was amended and restated in its entirety, and is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

At the Effective Time, Registrant’s Restated Bylaws (as last amended on November 24, 2019) (the “Bylaws”) were amended and restated in their entirety to be the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except (i) the name of Registrant remained “Tiffany & Co.”, and (ii) any provisions required to be included in the Bylaws of the Surviving Corporation pursuant to the Amended Merger Agreement were not amended, altered or appealed), and is filed herewith as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01.	Other Events.

On January 7, 2021, Registrant and LVMH issued a joint press release announcing the completion of the acquisition. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of October 28, 2020, by and among Tiffany & Co., LVMH Moët Hennessy – Louis Vuitton SE, Breakfast Holdings Acquisition Corp. and Breakfast Acquisition Corp. (incorporated by reference to Exhibit 2.1 to Registrant’s Current Report on Form 8-K filed with the SEC on October 29, 2020).

3.1	Amended and Restated Certificate of Incorporation of Tiffany & Co.

3.2	Amended and Restated Bylaws of Tiffany & Co.

99.1	Press release, dated January 7, 2021.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIFFANY & CO.

Date: January 7, 2021

	By:	/s/ Leigh M. Harlan
	Name:	Leigh M. Harlan
	Title:	Senior Vice President, Secretary and General Counsel